UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 17, 2009

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 17, 2009, the Board of Directors (the “Board”) of Potlatch Corporation (the “Company”), acting on the recommendation of the Nominating and Governance Committee of the Board, authorized the execution of an indemnification agreement with each member of the Board and the executive officers and certain other officers of the Company. The indemnification agreements contractually obligate the Company to indemnify, and advance expenses on behalf of, persons party thereto in connection with claims, suits or proceedings arising as a result of such person’s service as a director or officer of the Company, in accordance with the terms of the indemnification agreements.

The foregoing summary of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2009	POTLATCH CORPORATION

	By:	/s/ Pamela A. Mull
	Name:	Pamela A. Mull
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Form of Indemnification Agreement.